Exhibit 99.B(e)(10)

SECOND AMENDMENT TO THE

DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) novated as of May 31, 2017 by and between PNC Funds (the “Client”) and PNC Funds Distributor, LLC (“Distributor”), is entered into as of January 28, 2019 (the “Execution Date”).

WHEREAS, Distributor and Client (the “Parties”) desire to amend the Agreement to reflect the removal of PNC Advantage Funds as a party to the Agreement;

WHEREAS, the Parties desire to amend Exhibit A to the Agreement to reflect an updated list of Funds, namely the removal of Maryland Tax Exempt Bond Bund and Ohio Intermediate Tax Exempt Bond Fund; and

WHEREAS, Section 16 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.             Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             PNC Advantage Funds is removed from the Agreement as a named Client, effective November 28, 2018.

3.             Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.             Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.             This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PNC FUNDS		PNC FUNDS DISTRIBUTOR, LLC

By:	/s/ Jennifer E. Spratley	By:	/s/ Mark A. Fairbanks
Name:	Jennifer Spratley	Name:	Mark A. Fairbanks
Title:	President	Title:	Vice President

EXHIBIT A

Effective February 1, 2019

FUND NAME	CLASSES
Government Money Market Fund	I, A, Advisor
Treasury Money Market Fund	I, A
Treasury Plus Money Market Fund	Institutional, Advisor, Service
Intermediate Tax Exempt Bond Fund	I, A, C
Tax Exempt Limited Maturity Bond Fund	I, A, C
Bond Fund	I, A, C
Government Mortgage Fund	I, A, C
Intermediate Bond Fund	I, A, C
Limited Maturity Bond Fund	I, A, C
Total Return Advantage Fund	I, A, C
Ultra Short Bond Fund	I, A
Balanced Allocation Fund	I, A, C
Emerging Markets Equity Fund	I, A, R, R6
International Equity Fund	I, A, C, R6
International Growth Fund	I, A, R, R6
Multi-Factor All Cap Fund	I, A, C
Multi-Factor Large Cap Growth Fund	I, A, C
Multi-Factor Large Cap Value Fund	I, A, C
Multi-Factor Small Cap Core Fund	I, A, C, R6
Multi-Factor Small Cap Growth Fund	I, A, C, R6
Multi-Factor Small Cap Value Fund	I, A, C
Small Cap Fund	I, A, C